Exhibit 99.1

FINRA Case No. 7684321 - GLENDALE SECURITIES, INC.

Notification for Blue Chip Capital Group Inc. Common Stock (“BCCG”)

FINRA staff received the information submitted by GLENDALE SECURITIES, INC. pursuant to FINRA Rule 6432 and Rule 15c2-11 under the Securities Exchange Act of 1934 (“SEA”) in connection with the above-referenced security(ies) and, in reliance upon the information contained in such submission, determined that GLENDALE SECURITIES, INC. demonstrated compliance with FINRA Rule 6432 and may initiate a priced quotation of $0.3500 Bid, $0.6500 Ask on OTC Link ® ATS for BCCG.

Be advised that: (1) FINRA has neither approved nor disapproved GLENDALE SECURITIES, INC.’s Form 211 submission; (2) Neither this notification nor any communication from FINRA should be construed or represented by you, the issuer that is the subject of the above-referenced Form 211 submission, or any other party, as FINRA approval of any kind, including your Form 211 submission or the security for trading or quoting; (3) FINRA has not passed upon the accuracy or adequacy of the documents contained in your Form 211 submission; and (4) This notification does not constitute any approval or disapproval regarding the issuer that is the subject of the above-referenced Form 211 submission, including the legality of such issuer’s activities. Further, it should not be assumed that any federal, state, or self-regulatory organization requirements other than FINRA Rule 6432 and SEA Rule 15c2-11 have been considered. It would be misleading for GLENDALE SECURITIES, INC., the issuer that is the subject of the above-referenced Form 211 submission, or any other party, to make any statements or implications in contravention of the statements in this paragraph. A broker-dealer, issuer, or other party, however, may state, for example, that:

On 07/14/2026 FINRA processed a Form 211 relating to the initiation of priced quotations of BCCG, which means that the submitting broker-dealer has demonstrated to FINRA compliance with FINRA Rule 6432 and therefore has met the requirements under that rule to initiate a quotation for BCCG within four days of 07/14/2026. FINRA’s processing of a Form 211 in no way constitutes FINRA’s approval of the security, the issuer, or the issuer’s business and relates solely to the submitting broker-dealer’s obligation to comply with FINRA Rule 6432 and SEA Rule 15c2-11 when quoting a security.

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